CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 on Amendment No. 1 of New 360 and subsidiary of our report dated May 14, 2007 relating to our audits of the financial statements of New 360 and subsidiary, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 14, 2007, relating to the financial statement schedules appearing elsewhere in this Registration Statement.
We also consent to the reference to our firm under the captions “Experts” in such Prospectus.
/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
July 26, 2007